Exhibit 4.7.2

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY

Confidential Treatment has been requested for portions of this Exhibit. Confidential portions of this Exhibit are designated by [*****]. A complete version of this Exhibit has been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested

AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

This Amendment No.5 (the “Amendment No.5”) dated as of _________ ___, 2018 is between Embraer S.A. (“Embraer”) and Azul Finance 2 LLC (“Buyer”), collectively referred to herein as the “Parties”, and constitutes an amendment and modification to Purchase Agreement COM0384-14 dated December 30, 2014, as amended from time to time (the “Purchase Agreement”).

All capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Amendment No.5 and the Purchase Agreement, this Amendment No.5 shall control.

WHEREAS, this Amendment No. 5 sets forth additional agreements between Embraer and Buyer relative to Buyer’s purchase of additional Embraer E195-E2.

NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged by the Parties, Embraer and Buyer agree as follows:

1. SUBJECT

Article 2.1 shall be deleted and replace in its entirety as follows:

“2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of fifty one (51) Aircraft;”

2. PRICE

The article 3.1 is hereby deleted and replaced entirely by the following:

“3.1 The Aircraft Basic Price of each Aircraft is USD [*****] United States dollars) in January [*****] economic conditions.”

3. PAYMENT

Article 4 of the Purchase Agreement shall be modified to read as follows:

“4. PAYMENT

4.1 To secure the Aircraft delivery positions set forth in Article 5 and to ensure delivery of Aircraft in accordance with the delivery schedule set forth in Article 5, Buyer shall pay Embraer for each Aircraft the amounts set forth in Article 3 in accordance with the terms and conditions contained in this Article 4. The Parties acknowledge that each of the Aircraft and the corresponding delivery positions have been reserved for purchase by Buyer and such Aircraft have been removed from the market. The amounts specified in Article 3 shall be paid by Buyer by wire transfer in immediately available USD funds, to a bank account to be timely informed by Embraer.

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

The Aircraft Purchase Price for each Aircraft shall be paid by Buyer, as follows:

4.1.1 Buyer has paid to Embraer an Initial Deposit in the amount of [*****] United States dollars) per each Aircraft, prior to the execution of this Agreement.

4.1.2 A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price, less the relevant Initial Deposit, is due and payable on [*****], 2019.

4.1.3 A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] ([*****]) months prior to each relevant Aircraft’s Contractual Delivery Date of such Aircraft.

4.1.4 A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] ([*****]) months prior to each relevant Aircraft’s Contractual Delivery Date of such Aircraft.

4.1.5 A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] ([*****]) months prior to each relevant Aircraft’s Contractual Delivery Date of such Aircraft.

4.1.6 The balance of each Aircraft Purchase Price shall become due and payable upon acceptance of each relevant Aircraft by Buyer, as defined in Article 7.3.

4.2 In the event Buyer fails to pay any amount payable as set forth in Articles 4.1.1 through 4.1.5 hereunder on the relevant due date, Buyer shall pay to Embraer immediately upon demand made from time to time interest on such amount, or any part thereof, not paid from the date on which the same was due and payable until the date on which the same is paid in full at the rate equal to the [*****] plus [*****] basis points per annum prorated on any part thereof. For the payments referred to under Article 4.1.6, interest shall be calculated as per Article 7.8. Without prejudice to Embraer’s rights set forth in Article 4.3, interest accrued will be invoiced by Embraer on a monthly basis, beginning [*****] after the date on which payments should have been made, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

4.3 Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment under Article 4.1 above on or before the due date and if such failure shall not have been cured within five (5) Business Days following the date on which the amount was due and payable, Embraer shall have the right to postpone the relevant Aircraft’s Contractual Delivery Date (with all progress payments then due by Buyer pursuant to the revised Contractual Delivery Date). Notwithstanding the foregoing, Embraer shall have the right to terminate this Agreement in relation to the affected Aircraft in accordance with Article 20.3 if such failure shall not have been cured [*****] following the date on which the amount was due and payable.

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

4.4 Net payments: all payments to be made by Buyer under this Agreement shall be made without any set off or withholding whatsoever, except for any taxes, fees, imposts, duties or charges, that are the responsibility of Embraer pursuant to Article 17. If Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of any such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.

4.5 Payment Date: unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.3, 4.1.4 and 4.1.5, shall be made by Buyer on or before the last Business Day prior to the last Day of the month on which each of such payments is due.

4.6 Non-refundable payments: except as expressly determined otherwise in this Agreement, or as required by law, all payments made by Buyer to Embraer hereunder shall be non-refundable.”

4. DELIVERY

The Attachment E to the Purchase Agreement is hereby deleted and replaced in its entirety by the Attachment “E” to this Amendment No. 5.

5. CHANGES

The Article 11.4.2 is hereby deleted and replaced in its entirety by the following:

“11.4.2 Compliance required after Contractual Delivery Date: During a time period of [*****] following the Aircraft Actual Delivery Date the applicable Aircraft warranty coverage periods specified in the Aircraft Warranty Certificate as provided in Attachment “C”, Embraer shall provide parts kits for Mandatory Service Bulletins that are issued either (i) before the relevant Aircraft’s Actual Delivery Date but with a compliance time after such date or (ii) after the relevant Aircraft’s Actual Delivery Date. Such kits shall be provided at Embraer’s expense. Additionally Embraer shall, at Embraer’s option, either (a) reimburse Buyer’s [*****] for installation of such Mandatory Service Bulletins at a rate of [*****] United States dollars) per man hour in [*****] economic conditions [*****] or (b) [*****], or (c) reimburse Buyer for the actual cost of incorporation, as reasonably demonstrated by Buyer, at the rate mentioned above, [*****] for installation of such Mandatory Service Bulletins. [*****]. When flight safety is affected, such changes shall be immediately incorporated. If warranty coverage is not available or applicable pursuant to the terms of Attachment “C”, the provisions of Article 11.5 shall apply. Notwithstanding the above, Embraer will provide parts kits for Mandatory Service Bulletins at no additional charge to Buyer for additional [*****] years after the applicable Aircraft warranty coverage periods have expired. During this additional [*****] year period, Embraer shall have no obligations related to any labor costs that Buyer might have incurred due to Mandatory Service Bulletins.”

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

6. ASSIGNMENT

Article 14 of the Purchase Agreement shall be modified to read as follows:

“14. ASSIGNMENT

14.1. Buyer may totally or partially assign any of its rights hereunder in connection with the Aircraft (“Assignment Rights”) at its own discretion, without any prior consent from Embraer, to up to [*****] assignees (“Permitted Assignees”) which shall be (i) any of Azul S.A.’s subsidiaries; or [*****]; or (iii) [*****] or any of its subsidiaries; or (iv) [*****], or any of its subsidiaries; or (iv) [*****] or any of its subsidiaries [*****] for the sole purpose of structuring a lease between [*****] and (a) any of the Permitted Assignees; or (b) a single assignee (other than Permitted Assignees) subject to the lease structure being for a maximum of [*****]; or (v) an entity which [*****] (the “Assignee”). For the purposes of this Article 14 the provisions of the guarantees set forth in Attachments “I” or “I1” as applicable, “F”, “G” and “H” hereto may be adjusted by Embraer [*****] considering the number of Aircraft to be assigned.

14.2. As used in this Article, “subsidiary” or “affiliate” at any particular time, is any company that Buyer or its parent company holds at minimal [*****]% ownership and has the power to control, directly or indirectly, whether by ownership of the share capital, by contract, or by the power to appoint or remove the majority of the members of the governing body of that company or otherwise.

14.3 Should Buyer intend to assign any of Buyer’s rights under the Purchase Agreement as provided for herein, Buyer shall provide advance notice to Embraer no less than [*****] days prior to the intended assignment date. Such notice shall include a draft form of assignment, which shall be governed by the law of New York, as well as all corporate “know your customer” information with respect to the Permitted Assignee or Assignee (as applicable), as reasonably requested by Embraer. For the avoidance of doubt, such assignment shall not relieve Buyer as primary obligor with respect to any such assignments until the Actual Delivery Date of each Aircraft.

14.4 Except as provided for in relation to the Permitted Assignees above, any of Buyer’s rights and obligations under this Purchase Agreement shall not be assigned without Embraer’s previous written consent, which shall not be unreasonably withheld.

14.5 Embraer shall not be required to consent to the assignment of Attachments “I” or “I1” as applicable, “F”, “G”, “H” and the Product Support Package indicated in Attachment “B”. [*****]

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

14.6 Notwithstanding the above, this Purchase Agreement, as well as the warranty and guarantees with respect to any Aircraft, shall not be assigned to any of Embraer’s competitors, any person or entity which the Parties may be legally restricted to enter in to an agreement, to a debarred person or entity or in case such assignment would infringe US export control regulations or any other applicable law.

14.7 Buyer will represent to the benefit of Embraer at the time of the assignment that such assignment contemplated at the time and permitted under this Article 14 shall not cause any adverse change to the interests, rights or obligations of Embraer under this Agreement.

7. TERMINATION

Article 20 of the Purchase Agreement shall be modified to read as follows:

“20. TERMINATION

Should either Party fail to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than [*****]. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, the defaulting Party shall pay to the non-defaulting Party an amount determined by mutual agreement or by law. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period of time and such specific right shall be exclusive in the given circumstance. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN ANY CIRCUMSTANCE HEREUNDER FOR ANY CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF USE AND INCREASED COSTS OR PUNITIVE DAMAGES OR INDIRECT OR INCIDENTAL DAMAGES WHICH MAY ARISE OUT OF, OR BE CONNECTED TO, ANY BREACH OR DEFAULT UNDER OF ANY TERM, CONDITION, COVENANT, WARRANTY, OR PROVISION OF THIS AGREEMENT, AND WHICH EITHER PARTY WOULD OTHERWISE BE ENTITLED TO UNDER ANY APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO ANY CLAIMS SOUNDING IN CONTRACT, TORT, EQUITY OR STATUTE.

20.2 Buyer and Embraer shall have the right to terminate this Agreement in respect to the relevant Aircraft, upon the occurrence of any Excusable Delay of [*****], unless otherwise agreed in writing by the Parties, and Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft upon: (A) the occurrence of any Non-Excusable Delay (except for reasons outlined in Article 9.1.1 (e)) of [*****] or longer after the earlier of the Contractual Delivery Date or the Notified Contractual Delivery Date of such Aircraft or (B) the occurrence of any Non-Excusable Delay for reasons outlined in Article 9.1.1 (e) whereby the combined Excusable Delay of [*****] and the thereafter non-Excusable Delay is such as to last a total of [*****] or longer after the earlier of the Contractual Delivery Date or the Notified Contractual Delivery Date of such Aircraft, such rights to be exercisable by written notice from one Party to the other to such effect no earlier than the [*****] as applicable, after, in each case, the earlier of the Contractual Delivery Date or the Notified Contractual Delivery Date of such Aircraft. Upon receipt of such notice of termination by Buyer or Embraer, as the case may be, Embraer shall:

(i)    in case of Excusable Delay: return to Buyer an amount equal to the amounts previously paid by Buyer relative to the relevant Aircraft, [*****], less [*****] per cent ([*****]%) of: (i) the value of equipment (in this case, equipment meaning specific customized items acquired by Embraer to comply with the Specification of the terminated Aircraft already purchased by Embraer and which cannot be reallocated to another Aircraft by Embraer) and (ii) the customer support services described in Article 2.3 of Attachment B (to be priced in accordance with the then prevailing Embraer’s price list) previously delivered or performed by Embraer, pro-rated to the number of terminated Aircraft, it being hereby agreed by the Parties that, in this case, no other damages, liability or indemnity shall be due by Embraer to Buyer.

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(ii)    in case of Non-Excusable Delay: return to Buyer an amount equal to the amounts previously paid by Buyer relative to the relevant Aircraft, with interest at the rate of the then-current [*****] LIBOR plus [*****] basis points per annum or prorated on any part thereof from the time of payment of such moneys through the date of return, plus [*****] specified in Article 9.2 , it being hereby agreed by the Parties that, in this case, no other damages, liability or indemnity shall be due by Embraer to Buyer.

20.3 If Buyer breaches this Agreement and terminates this Agreement before the Actual Delivery Date of an Aircraft (except when such termination is for reasons outlined in Article 7.6 and for delays in the delivery of an Aircraft, whether such delays are Excusable Delays or Non-Excusable Delays, as permitted pursuant to Articles 9.1 and 9.2) or, if Embraer terminates this Agreement in relation to an Aircraft, pursuant to Articles 4.3, 7.7 or 9.1.5 hereof, Buyer shall pay to Embraer an amount equal to (i) [*****] percent ([*****]%) of the Aircraft Basic Price per terminated Aircraft, if the termination occurs less than [*****] months prior to the relevant Aircraft Contractual Delivery Date or; (ii) [*****] percent ([*****]%) of the Aircraft Basic Price per terminated Aircraft, if the termination occurs more than [*****] months prior to the relevant Aircraft Contractual Delivery Date. For these purposes Embraer may, in its sole discretion, and unless prohibited by law, retain amounts previously paid by Buyer, to apply as part of the payments of damages resulting from such default on the part of Buyer and return to Buyer any existing balance in excess to the amounts owed by Buyer to Embraer under this Agreement. It is hereby agreed by the Parties that upon the receipt by Embraer of the amounts set forth above, no other damages, liability or indemnity shall be due by Buyer to Embraer.

20.4 If either Party terminates this Agreement in respect to an Aircraft pursuant to Article 7.6 hereof, Embraer shall return to Buyer all amounts previously paid by Buyer with respect to the relevant Aircraft, with interest accrued at the rate equal to the LIBOR plus [*****] basis points per annum, calculated from the date of receipt of such amounts by Embraer until the date of return thereof to Buyer, and no further damages, liability or indemnity shall be owed by Embraer to Buyer in this case.

20.5 This Agreement shall be immediately terminated if a Bankruptcy Event of Default occurs. A Bankruptcy Event of Default means any of the following:

(i) should either Party (a) consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, (b) admit in writing its insolvency, (c) not pay its debts generally as they become due, d) make a general assignment for the benefit of creditors, (e) file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or (f) seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up corporations (as in effect at such time), or (g) adopt, by a resolution of its board, the authorization of any of the foregoing; or

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(ii) should an order, judgment or decree be entered by any court of competent jurisdiction appointing, without the consent of the affected Party, a receiver, trustee or liquidator of that Party or of substantially all of its property, or substantially all of the property of that Party shall be sequestered; or(iii) should a petition against either Party in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) be filed and not withdrawn or dismissed within [*****] days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Party, any court of competent jurisdiction assumes jurisdiction, custody or control of such Party or of substantially all of its property and such jurisdiction, custody or control remains in force and is not relinquished, dismissed or stayed within [*****].

20.6 In the event this Agreement is terminated and Embraer is required to return any amount to Buyer as set forth in Articles 7.6, 9.3, 20.2, 20.320.4 or 20.5, Embraer will return the relevant amounts within five (5) Business Days after receipt by Embraer of a written notice from Buyer with wire transfer instructions to the Buyer’s bank account in the same jurisdiction from which such payments were originally remitted to Embraer.”

8. PURCHASE RIGHT AIRCRAFT

Article 21 of the Purchase Agreement shall be modified to read as follows:

21.1 Embraer shall grant Buyer the right to purchase up to twenty (20) additional Embraer E195-E2 aircraft (the “Purchase Right Aircraft”) configured as per Attachment “A” or “A1” (as applicable), as may be amended from time to time, and available to Buyer at the Aircraft Basic Price and on the same economic conditions that are applicable to the Aircraft (the “Purchase Right Basic Price”), which price is subject to the escalation condition contained in Attachment “D”.

21.2 Subject to no material default on the part of the Buyer having occurred and continuing on the date of exercise, the right to purchase each of the Purchase Right Aircraft shall be initiated by means of a written notice from Buyer to Embraer stipulating a desired delivery month and year as well as the Aircraft type to be purchased (the “Buyer’s Notice”), and such right is subject to the existence of enough production capacity at Embraer to comply with Buyer’s desirable delivery schedule.

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21.3 In case Embraer has not received the Buyer´s Notice for all Purchase Right Aircraft on or before [*****], Buyer shall be deemed to have relinquished its right to acquire any unexercised Purchase Right Aircraft. The contractual delivery date for any Purchase Right Aircraft (“Purchase Right Aircraft’s Contractual Delivery Date”) shall be no later than [*****].

21.4 Following receipt by Embraer of the Buyer´s Notice, Embraer shall within five (5) Business Days inform Buyer if the desired Purchase Right Aircraft’s Contractual Delivery Date requested by Buyer is acceptable; otherwise, Embraer shall inform Buyer the closest non-committed delivery position available for sale (the “Confirmation Notice).

21.5 Upon Buyer and Embraer agreeing to the new Purchase Right Aircraft’s Contractual Delivery Date and in order to secure the Purchase Right Aircraft delivery positions, Buyer shall within ten (10) Business Days of Confirmation Notice remit to Embraer a non-refundable deposit of [*****] ([*****] United Sates dollars) for each exercised Purchase Right Aircraft (the “Purchase Right Initial Deposit”). The Purchase Right Aircraft payment schedule shall be in accordance with the following:

A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price, less the Purchase Right Initial Deposit, is due and payable within five (5) Days following the execution of the Amendment mentioned in Article 21.7 below.

A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] months prior to each relevant Purchase Right Aircraft’s Contractual Delivery Date.

A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] ([*****]) months prior to each relevant Aircraft’s Contractual Delivery Date.

A [*****] percent ([*****]%) progress payment of each Aircraft Basic Price is due and payable [*****] months prior to each relevant Purchase Right Aircraft’s Contractual Delivery Date.

The balance of each Aircraft Purchase Price shall become due and payable upon the Actual Delivery Date of each relevant Purchase Right Aircraft by Buyer.

All other payment terms and conditions not detailed above shall be in accordance with Article 4 of this Agreement, mutatis mutandis.

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21.6 The product support package to be applied to the exercised Purchase Right Aircraft shall be in accordance with the terms and conditions contained in Article 2.4 of Attachment “B”.

21.7 If the purchase rights are exercised by Buyer as specified above and the relevant delivery dates are agreed, and the Purchase Right Initial Deposit is paid by Buyer as specified above, an amendment to this Agreement shall be executed by and between the Parties within [*****] Days following the Confirmation Notice, setting forth the specific terms and conditions such as, delivery schedule, product support package, performance guarantees, and others if the case may be, applicable exclusively to the Purchase Right Aircraft. Upon execution of the Amendment, the exercise of the Purchase Right shall be irrevocably firm and binding and the exercised Purchase Right Aircraft shall become an Aircraft for the purposes of this Agreement, as the context may require, unless set forth otherwise to the contrary in the Amendment.

21.8 If the Parties for any reason fail to execute the amendment referred to above, then the purchase right with respect to such aircraft shall be deemed relinquished, no indemnity being due by either Party to the other, except that Embraer shall be entitled to retain the Purchase Right Initial Deposits (if any).

9. INCLUSION OF THE ATTACHMENTS

As a result of the changes referred above, the Attachments “A2” and “I1” are hereby included in the Purchase Agreement.

10. ATTACHMENTS CHANGE

As a result of the changes referred above, the Attachments “A”, ”A1”, “B”, “C”, “D”, “E”, ”F”, “G”, “H”, “I” to the Purchase Agreement are hereby deleted and replaced in its entirety by the Attachment “A”,” A1”, “A2”, “B”, “C”, “D”, “E”, ”F”, “G”, “H”, “I”, “I1”to this Amendment No. 5, which shall be deemed to be Attachments “A”, ”A1”, “B”, “C”, “D”, “E”, ”F”, “G”, “H”, “I” for all purposes under the Purchase Agreement.

11. REINSTATEMENT OF PURCHASE AGREEMENT

All other provisions and conditions of the referenced Purchase Agreement, as well as its related Attachments, which are not specifically modified by this Amendment No. 5 shall remain in full force and effect without any change.

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

12. COUNTERPARTS

This Amendment No. 5 may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

This Amendment No. 5 may be signed by facsimile with originals duly signed to follow by an internationally recognized courier.

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AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 5 to be effective as of the date first written above.

EMBRAER S.A.	Azul Finance 2 LLC

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

Place:	Place:

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